EXHIBIT 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Thierry Desmarest, Robert Castaigne and Charles Paris de Bollardière, acting jointly or any of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 10 euros each, of TOTAL S.A. that may be issued pursuant to the TOTAL Holdings USA, Inc. 2006 Employee Shareholder Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 10th day of January, 2006.

/s/ Thierry Desmarest	/s/ Daniel Boeuf

Thierry Desmarest Chairman and Chief Executive Officer, Director	Daniel Boeuf Director

Daniel Bouton Director	Bertrand Collomb Director

/s/ Paul Desmarais Jr.	/s/ Jacques Friedmann

Paul Desmarais Jr. Director	Jacques Friedmann Director

/s/ Bertrand Jacquillat	/s/ Antoine Jeancourt-Galignani

Professor Bertrand Jacquillat Director	Antoine Jeancourt-Galignani Director

/s/ Anne Lauvergeon

Anne Lauvergeon Director	Peter Levene of Portsoken

/s/ Maurice Lippens	/s/ Michel Pébereau

Maurice Lippens Director	Michel Pébereau Director

/s/ Thierry de Rudder	/s/ Jürgen Sarrazin

Thierry de Rudder Director	Jürgen Sarrazin Director

/s/ Pierre Vaillaud

Serge Tchuruk Director	Pierre Vaillaud Director

/s/ Robert Castaigne	/s/ Dominique Bonsergent

Robert Castaigne Executive Vice President and Chief Financial Officer	Dominique Bonsergent Chief Accounting Officer

/s/ Robert O. Hammond
Robert O. Hammond Authorized Representative in the United States